--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report August 14, 1998 (Date of earliest event reported)



                             TATHAM OFFSHORE, INC.
             (Exact Name of Registrant as Specified in its Charter)



                     DELAWARE                                 0-22892                     76-0269967
           (State or Other Jurisdiction                     (Commission                (I.R.S. Employer
                 of Incorporation)                         File Number)               Identification No.)


              600 Travis, Suite 7400
                  Houston, Texas                                                             77002
     (Address of Principal Executive Offices)                                             (Zip Code)





       Registrant's telephone number, including area code: (713) 224-7400

--------------------------------------------------------------------------------

ITEM 1.          CHANGE IN CONTROL OF REGISTRANT

         Tatham Offshore, Inc., a Delaware corporation (the "Company"), underwent a change of control when DeepTech International Inc. ("DeepTech"), a Delaware corporation and the former owner of 28,073,450 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), representing 93.9% of the outstanding shares of Common Stock of the Company, consummated a rights offering (the "Rights Offering") on August 14, 1998. Pursuant to the Rights Offering, DeepTech granted transferable rights (the "Rights") to holders of DeepTech common stock, par value $0.01 per share (the "DeepTech Stock"), to purchase an aggregate of 28,073,450 shares of Common Stock, and 4,670,957 shares of Series A 12% Convertible Exchangeable Preferred Stock, $0.01 par value per share (the "Preferred Stock" and, together with the Common Stock, the "Underlying Shares"), of the Company, which shares were owned by DeepTech. On July 16, 1998, each stockholder received one Right for each share of DeepTech Stock owned on June 12, 1998. Each Right entitled its holder to purchase
1.046357 shares of the Common Stock and 0.174096 shares of the Preferred Stock for a total subscription price of $3.25.

         As a result of the consummation of the Rights Offering, Tatham Brothers Securities, LLC ("TBS"), an affiliate of Mr. Thomas P. Tatham, the Chairman, Chief Executive Officer and 1% shareholder of the Company, acquired 80% of the common stock of the Company in satisfaction of an obligation. This obligation was satisfied using funds contributed to TBS by its sole member, Tatham Brothers, LLC, which borrowed the money from Mr. Tatham. Pursuant to a Pledge and Security Agreement dated August 14, 1998, Tatham Brothers, LLC has pledged all of its membership interest in TBS to secure the indebtedness to Mr. Tatham.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

         On February 27, 1998, El Paso Natural Gas Company ("El Paso"), a Delaware corporation, El Paso Acquisition Company ("Merger Sub"), a wholly owned subsidiary of El Paso, and DeepTech executed an Agreement and Plan of Merger (as amended, the "Merger Agreement"), pursuant to which DeepTech was to merge (the "Merger") with El Paso or one of its affiliates In connection with the Merger, DeepTech, El Paso and the Company entered into certain agreements pursuant to which the Company agreed to dispose of certain of its assets and, in exchange, acquire new assets or redeem certain stock.

         Disposition of Tatham Offshore Development, Inc. and Acquisition of DeepFlex Production Services, Inc. Pursuant to the terms of the Contribution and Distribution Agreement dated February 27, 1998 among DeepTech, the Company, El Paso, and DeepFlex Production Services, Inc. ("DeepFlex"), (i) DeepTech contributed to the Company all of the outstanding capital stock of DeepFlex, which owns two semisubmersible drilling rigs, the FPS Lafit Pincay and the FPS Bill Shoemaker, (ii) the Company purchased from DeepTech approximately $8 million of the debt owed by DeepFlex to DeepTech (the "DeepFlex Debt"), (iii) DeepFlex satisfied $12 million of the DeepFlex Debt by delivering to DeepTech all shares of Common Stock and Preferred Stock of the Company owned by DeepFlex and (iv) DeepTech contributed the remaining balance of the DeepFlex Debt to the capital of DeepFlex.

         Further, in exchange for the satisfaction of the DeepFlex Debt, the Company (i) conveyed to DeepTech all of its interest in Tatham Offshore Development, Inc. ("TODI"), which owns 100% of the working interest in Ewing Bank Blocks 958, 959, 1002 and 1003 and (ii) cancelled its reversionary working interests of 37.5% in Viosca Knoll Block 817, 25% in Garden Banks Block 72 and 25% in Garden Banks Block 117 (the "Reversionary Interests").

         Disposition of Oil and Gas Properties. Pursuant to the Redemption Agreement dated February 27, 1998 by and between the Company and Flextrend Development Company, L.L.C. ("Flextrend"), a wholly owned subsidiary of Leviathan Gas Pipeline Partners, L.P., a New York Stock Exchange - listed master limited partnership (the "Partnership") in which DeepTech owned an effective 23.2% interest, the Company conveyed to Flextrend all of the Company's right, title, and interest in Ship Shoal Block 331, West Delta Block 35, Viosca Knoll Blocks 772, 773, 774, 817, 818 and 861 and Ewing Bank Blocks 871, 914, 915, and 916 (the "Properties"). Flextrend also received all revenues and assumed all costs, obligations and liabilities of the Properties arising after January 1, 1998. In exchange for the Properties, the Partnership conveyed to the Company 7,500 shares of the Company's 9% Series B Senior Convertible Preferred Stock. The transactions described in Item 2 were finally completed on August 14, 1998.

         For additional information related to Items 1 and 2 above and the transactions related thereto, please refer to: (i) the Information Statement on
Schedule 14C (Reg. No. 000-22892) filed by the Company with the Securities Exchange Commission (the "SEC") on June 5, 1998, as amended, and effective June 25, 1998; (ii) the Registration Statement on Form S-1 (Reg. No. 333-49859) filed by the Company with the SEC on April 10, 1998, as amended, and effective July 14, 1998 and (iii) the Registration Statement on Form S-4 (Reg. No. 333-49863) filed by El Paso Natural Gas Company with the SEC on April 10, as amended, and effective July 15, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Acquired Business.

         Audited consolidated balance sheet and related consolidated statements of operations, of cash flows and of stockholder's equity (deficit) of DeepFlex Production Services, Inc. and its subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996.

(b)      Pro Forma Financial Information.

         Unaudited pro forma condensed consolidated financial statements of Tatham Offshore, Inc. and its subsidiaries at and for the nine months ended March 31, 1998 and for the year ended June 30, 1997.

(c)      Exhibits.


         EXHIBIT NO.                 EXHIBIT DESCRIPTION
         -----------                 -------------------
             2.1       Contribution and Distribution Agreement dated
                       February 27, 1998, among DeepTech International Inc., Tatham Offshore, Inc., El Paso Natural Gas Company and DeepFlex Production Services, Inc.
             2.2 Redemption Agreement dated February 27, 1998, by and between Tatham Offshore, Inc. and Flextrend Development Company, L.L.C.

                                   Item 7(a)

Audited consolidated balance sheet and related consolidated statements of operations, of cash flows and of stockholder's equity (deficit) of DeepFlex Production Services, Inc. and its subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996.



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of DeepFlex Production Services, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of stockholder's equity (deficit) present fairly, in all material respects, the financial position of DeepFlex Production Services, Inc. and its subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 6, the RIGCO Credit Facility expires September 30, 1998. The Company is currently in negotiation with the lenders to refinance this credit facility.

     As described in Note 1, the Company, a subsidiary of DeepTech International Inc., and its affiliates have significant transactions with DeepTech International Inc. and its affiliates. Accordingly, the financial statements should be read in conjunction with the consolidated financial statements of DeepTech International Inc.

PRICE WATERHOUSE LLP

Houston, Texas
March 18, 1998

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                 JUNE 30,
                                                              MARCH 31,     -------------------
                                                                1998          1997       1996
                                                             -----------    --------    -------
                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents................................   $    580      $     49    $ 5,492
  Account receivable.......................................      7,441           413          2
  Prepaid expenses.........................................        165           563         --
  Notes receivable from affiliate..........................         --            --      8,241
                                                              --------      --------    -------
          Total current assets.............................      8,186         1,025     13,735
                                                              --------      --------    -------
Semisubmersible drilling rigs..............................    133,813       126,287        151
Less: Accumulated depreciation.............................      5,320         1,219         --
                                                              --------      --------    -------
          Semisubmersible drilling rigs, net...............    128,493       125,068        151
                                                              --------      --------    -------
Construction fund collateral account.......................         --           554         --
Note receivable from affiliate.............................         --            --     40,490
Equity investments.........................................         --            --     11,939
Debt issue costs, net......................................      1,157         2,861        485
                                                              --------      --------    -------
          Total assets.....................................   $137,836      $129,508    $66,800
                                                              ========      ========    =======

                        LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities.................   $  4,077      $  5,936    $   643
  Current portion of notes payable.........................     64,841         7,893     14,310
  Note payable to DeepTech.................................     72,974        67,046     38,105
                                                              --------      --------    -------
          Total current liabilities........................    141,892        80,875     53,058
Notes payable..............................................         --        68,357      5,931
Long-term debt.............................................         --            --     11,000
                                                              --------      --------    -------
          Total liabilities................................    141,892       149,232     69,989
                                                              --------      --------    -------
Minority interests in consolidated subsidiaries............        250           250         --
                                                              --------      --------    -------
Commitments and contingencies (Note 10)
Stockholder's equity (deficit):
  Common stock, $.001 par value, 1,000 shares authorized, 1
     share issued and outstanding..........................         --            --         --
  Additional paid-in capital...............................          2             2          1
  Accumulated deficit......................................     (4,308)      (19,976)    (3,190)
                                                              --------      --------    -------
                                                                (4,306)      (19,974)    (3,189)
                                                              --------      --------    -------
          Total liabilities and stockholder's equity
            (deficit)......................................   $137,836      $129,508    $66,800
                                                              ========      ========    =======

    The accompanying notes are an integral part of this financial statement.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                         NINE MONTHS
                                                       ENDED MARCH 31,         YEAR ENDED JUNE 30,
                                                  -------------------------    -------------------
                                                     1998          1997          1997       1996
                                                  -----------   -----------    --------    -------
                                                  (UNAUDITED)   (UNAUDITED)
Revenue
  Drilling services.............................    $51,257       $ 9,083      $ 14,609    $    --
  Equity in earnings............................         --           697            --      1,310
                                                    -------       -------      --------    -------
                                                     51,257         9,780        14,609      1,310
                                                    -------       -------      --------    -------
Costs and expenses:
  Operating expenses............................     25,224         5,007         8,201         --
  Depreciation..................................      3,914           809         1,219         --
  Losses of equity investee.....................         --            --         1,261         --
  Management fee................................      2,288         1,729         2,287      1,761
  General and administrative expenses...........        108          (179)           49        712
                                                    -------       -------      --------    -------
                                                     31,534         7,366        13,017      2,473
                                                    -------       -------      --------    -------
Operating income (loss).........................     19,723         2,414         1,592     (1,163)
Gain on sale of drilling rig....................         --            --            --        562
Gain (loss) on investment.......................     11,500            --       (10,688)        --
Interest income.................................        231           441           902        223
Interest income -- affiliates...................         --         1,195         1,199      6,510
Interest expense................................     (7,641)       (2,344)       (2,214)    (2,547)
Interest expense -- affiliates..................     (8,145)       (5,186)       (7,577)    (5,826)
                                                    -------       -------      --------    -------
Net income (loss)...............................    $15,668       $(3,480)     $(16,786)   $(2,241)
                                                    =======       =======      ========    =======

    The accompanying notes are an integral part of this financial statement.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                                         ENDED MARCH 31,        YEAR ENDED JUNE 30,
                                                    -------------------------   -------------------
                                                       1998          1997         1997       1996
                                                    -----------   -----------   --------   --------
                                                    (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................    $15,668      $ (3,480)    $(16,786)  $ (2,241)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Amortization of debt issue costs.............      1,730         1,474        2,046        243
     Depreciation.................................      3,914           809        1,219         --
     Equity in earnings...........................         --          (697)          --     (1,310)
     Losses of equity investee....................         --            --        1,261         --
     Gain in sale of drilling rig.................         --            --           --       (562)
     (Gain) loss on investment....................    (11,500)           --       10,688         --
     Noncash interest income......................         --        (1,195)      (1,195)    (5,790)
     Noncash interest expense.....................      8,127         5,186        7,577      5,826
     Noncash management fees......................      2,288         1,607        2,337      1,761
     Noncash general and administrative expense...         --            --           --        600
     Other noncash items..........................         --            --           --       (531)
     Changes in operating working capital:
       (Increase) decrease in accounts
          receivable..............................     (7,028)         (504)        (355)       220
       Decrease (increase) in prepaid expenses....        398          (191)        (563)        --
       (Decrease) increase in accounts payable and
          accrued liabilities.....................     (1,859)         (238)       5,293        160
                                                      -------      --------     --------   --------
          Net cash provided by (used in) operating
            activities............................     11,738         2,771       11,522     (1,624)
                                                      -------      --------     --------   --------
Cash flows from investing activities:
  Additions to semisubmersible drilling rigs......     (7,339)      (46,234)     (62,622)      (151)
  Investment in equity investees..................     (2,656)       (1,017)      (1,017)    (1,010)
  Proceeds from equity investee's redemption of
     preferred stock..............................      2,156            --           --         --
  Proceeds from sale of common stock (Note 3).....         --            --           --     14,708
  Advances to affiliates..........................         --            --           --    (23,886)
  Repayment of advance from affiliates............         --         1,751        1,751      6,566
                                                      -------      --------     --------   --------
          Net cash used in investing activities...     (7,839)      (45,500)     (61,888)    (3,773)
                                                      -------      --------     --------   --------
Cash flows from financing activities:
  Decrease (increase) in restricted cash..........        554          (280)        (554)        --
  Proceeds from issuance of notes payable.........         --        65,992       77,992     20,241
  Proceeds from note payable to DeepTech..........      9,668         7,831       12,916      4,845
  Repayment of notes payable......................    (11,409)      (30,750)     (31,000)    (2,927)
  Repayment of notes payable to affiliates........         --            --           --     (3,415)
  Repayment of note payable to DeepTech...........     (2,156)       (1,845)     (10,260)    (7,127)
  Debt issue costs................................        (25)       (3,639)      (4,171)      (728)
                                                      -------      --------     --------   --------
          Net cash (used in) provided by financing
            activities............................     (3,368)       37,309       44,923     10,889
                                                      -------      --------     --------   --------
Net increase (decrease) in cash and cash
  equivalents.....................................        531        (5,420)      (5,443)     5,492
Cash and cash equivalents at beginning of
  period..........................................         49         5,492        5,492         --
                                                      -------      --------     --------   --------
Cash and cash equivalents at end of period........    $   580      $     72     $     49   $  5,492
                                                      =======      ========     ========   ========

Supplemental disclosures to the statement of cash flows -- see Note 9.

    The accompanying notes are an integral part of this financial statement.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                COMMON STOCK
                                              -----------------   ADDITIONAL
                                               NUMBER      PAR     PAID-IN     ACCUMULATED
                                              OF SHARES   VALUE    CAPITAL       DEFICIT      TOTAL
                                              ---------   -----   ----------   -----------   --------
Balance, June 30, 1995......................      1        $--       $ 1        $   (949)    $   (948)
Net loss for the year ended June 30, 1996...     --         --        --          (2,241)      (2,241)
                                                 --        ---       ---        --------     --------
Balance, June 30, 1996......................      1         --         1          (3,190)      (3,189)
Additional paid in capital from DeepTech
  International Inc.........................     --         --         1              --            1
Net loss for the year ended June 30, 1997...     --         --        --         (16,786)     (16,786)
                                                 --        ---       ---        --------     --------
Balance, June 30, 1997......................      1         --         2         (19,976)     (19,974)
Net income for the nine months ended March
  31, 1998 (unaudited)......................     --         --        --          15,668       15,668
                                                 --        ---       ---        --------     --------
Balance, March 31, 1998 (unaudited).........      1        $--       $ 2        $ (4,308)    $ (4,306)
                                                 ==        ===       ===        ========     ========

    The accompanying notes are an integral part of this financial statement.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     DeepFlex Production Services, Inc. ("DeepFlex"), a Delaware corporation and wholly-owned subsidiary of DeepTech International Inc. ("DeepTech"), was formed on January 19, 1995 and through its subsidiaries and equity interests, focuses on the acquisition and deployment of semisubmersible drilling rigs for contract drilling. DeepTech is a diversified energy company engaged, through its operating subsidiaries, in offshore contract drilling services and the acquisition, development, production, processing, transportation and marketing of, and the exploration for, oil and gas located offshore the United States in the Gulf of Mexico and offshore eastern Canada.

     In March 1995, DeepFlex entered into a partnership agreement with an affiliate of Coflexip Stena Offshore Inc. ("Coflexip") to form DeepFlex Production Partners, L.P. ("DeepFlex Partners"). DeepFlex Partners, effectively owned 50% by DeepFlex and 50% by Coflexip, operated the FPS Laffit Pincay, a second generation semisubmersible drilling rig, through September 30, 1996.

     In December 1995, DeepFlex entered into an agreement with Highwood Partners, L.P. ("Highwood Partners") to form Deepwater Drillers, L.L.C. ("Deepwater Drillers") to exercise an option assigned from an indirect subsidiary of DeepTech to acquire the FPS Bill Shoemaker, a second generation semisubmersible drilling rig. At inception, Deepwater Drillers was owned 50% by a wholly-owned subsidiary of DeepFlex and 50% by Highwood Partners. On June 30, 1996, FPS V, Inc. ("FPS V"), a wholly-owned subsidiary of DeepTech, acquired Highwood Partners' 50% interest. DeepTech subsequently contributed its investment in FPS V to DeepFlex.

     On September 30, 1996, Deepwater Drillers was merged with and into RIGCO North America, L.L.C. ("RIGCO"), a wholly-owned indirect subsidiary of DeepFlex. RIGCO also acquired the FPS Laffit Pincay from DeepFlex Partners in exchange for payment-in-kind indebtedness ("PIK Notes") (See Notes 3, 4, 5 and 6).

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of DeepFlex and its wholly-owned subsidiaries (collectively referred to as the "Company"). The Company uses the equity method to account for its investment in entities in which the Company owns 50% or less.

     The financial data for the nine months ended March 31, 1998 and 1997 is unaudited; however, this data has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. This interim data reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair statement of the results of operations for such interim periods.

     All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

SEMISUBMERSIBLE DRILLING RIGS

     The cost of the semisubmersible drilling rigs is capitalized and depreciated using the straight-line method over the drilling rigs' estimated useful lives of 25 years.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Impairment losses on long-lived assets (including the semisubmersible drilling rigs) are recognized if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss is based on the fair value of the assets.

CAPITALIZATION OF INTEREST

     Interest and other financing costs are capitalized in connection with construction projects as part of the cost of the asset and amortized over the related asset's estimated useful life.

DEBT ISSUE COSTS

     Debt issue costs are capitalized and amortized over the life of the related indebtedness.

REVENUE RECOGNITION

     Revenue from services is recognized in the period rendered. All of the Company's operating revenues are generated from contract drilling services related to the use of its two semisubmersible drilling rigs.

INCOME TAXES

     The Company's results are included with its parent, DeepTech, in a consolidated federal income tax return. DeepTech and its subsidiaries which are part of the consolidated tax group, including the Company, are parties to intercompany tax sharing agreements which describe the method of determining the intercompany charge for income taxes. Under its tax sharing agreement, the Company is to calculate a provision for income taxes equal to that which would be calculated if the Company filed a separate income tax return. Tax loss and other tax benefit carryforwards are similarly calculated for the Company on a separate return basis. Federal income taxes currently payable are remitted to DeepTech and state income taxes are remitted to the applicable state taxing authorities.

ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the related reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

OTHER

     The fair values of the financial instruments included in the Company's assets and liabilities approximate their carrying values.

     During February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 129, "Disclosure of Information About Capital Structure". This statement, which establishes standards for disclosing information about an entity's capital structure previously not required by nonpublic entities, is effective for fiscal years beginning after December 15, 1997 and will not affect the Company.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- SEMISUBMERSIBLE DRILLING RIGS:

     Additions to semisubmersible drilling rigs during the year ended June 30, 1997 related to the acquisition of the FPS Laffit Pincay from DeepFlex Partners for the assumption of all of the then outstanding PIK Notes of $40,056,000 and the acquisition, refurbishment and upgrade of the FPS Bill Shoemaker. During the years ended June 30, 1997 and 1996, the Company capitalized $7,140,000 and $1,021,000, respectively, of interest costs related to the refurbishment and upgrade of the semisubmersible drilling rigs.

     Both the FPS Laffit Pincay and the FPS Bill Shoemaker are currently operated under management and charter agreements with Sedco Forex Division ("Sedco Forex") of Schlumberger Technology Corporation. Sedco Forex is responsible for all aspects of operating and marketing of the drilling rigs, subject to agreed budgets and certain authorizations for new contracts. The agreements with Sedco Forex provide them with a management fee and the recoupment of their actual operating costs. During July 1997, Sedco Forex completed the refurbishment and upgrade on the FPS Bill Shoemaker and mobilized the rig to offshore eastern Canada where it conducted drilling operations.

     In November 1994, the Company acquired a semisubmersible drilling rig, the FPS Eddie Delahoussaye, for $11,000,000 (Note 6). Effective March 31, 1995, the Company transferred the FPS Eddie Delahoussaye to DeepFlex Partners for the issuance of PIK Notes in the amount of $14,763,000 which was the Company's cost of acquisition and capital additions since November 1994.

     In September 1995, the Company sold the FPS Eddie Delahoussaye (on behalf of DeepFlex Partners) to Reading & Bates (U.K.) Limited for $18,000,000 which was comprised of (i) $3,000,000, (ii) 1,232,057 shares of Reading & Bates Corporation ("Reading & Bates") common stock and (iii) the forgiveness of $292,000 of trade receivables due Reading & Bates from a wholly-owned subsidiary of DeepTech. DeepFlex Partners transferred the net sales proceeds (including the Reading & Bates common stock) to the Company as repayment of a portion of the PIK Notes issued by DeepFlex Partners. The Reading & Bates common stock was subsequently sold for $14,708,000.

NOTE 4 -- NOTES RECEIVABLE FROM AFFILIATES:

BRIDGE LOAN

     In October 1995, DeepFlex entered into a bridge loan agreement (the "Bridge Loan") with Tatham Offshore, Inc. ("Tatham Offshore"), a subsidiary of DeepTech, whereby DeepFlex agreed to make $12,500,000 of interim bridge financing available to fund a portion of Tatham Offshore's working capital and capital requirements. DeepFlex advanced Tatham Offshore $8,000,000 under the Bridge Loan. All indebtedness outstanding under the Bridge Loan accrued interest at a rate of 15% per annum. Interest income related to outstanding advances under the Bridge Loan totaled $210,000 for the year ended June 30, 1996. The terms of the Bridge Loan required Tatham Offshore to undertake an equity offering or to implement another refinancing or asset disposition sufficient to repay the outstanding indebtedness under the Bridge Loan. On January 31, 1996, DeepFlex subscribed for the purchase of 10,000,000 Tatham Offshore warrants, pursuant to the exercise of Rights which had been assigned from DeepTech, at a cost of $5,000,000, which was paid through the forgiveness of $5,000,000 of principal and interest due under the Bridge Loan. In February 1996, Tatham Offshore used offering proceeds to repay the remaining principal and accrued interest outstanding under the Bridge Loan.

PROMISSORY NOTES

     In December 1995, a wholly-owned subsidiary of DeepFlex and Highwood Partners formed Deepwater Drillers to acquire the FPS Bill Shoemaker for $14,500,000 pursuant to the exercise of an option assigned

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

from the Company (Notes 1 and 6). As of June 30, 1996, the Company advanced $8,241,000 to Deepwater Drillers from proceeds from the Highwood Notes (Note 6) in exchange for promissory notes ("Promissory Notes"). The Promissory Notes bore interest at 12% per annum, payable quarterly, were due on March 31, 1997 and were secured by a mortgage on the FPS Bill Shoemaker. Interest income related to the Promissory Notes totaled $510,000 for the year ended June 30, 1996. In connection with the contribution by DeepTech of its investment in FPS V to DeepFlex, the merger of Deepwater Drillers with and into RIGCO and the repayment of the Highwood Notes (Note 6), the Promissory Notes were settled.

PIK NOTES

     As of June 30, 1996, DeepFlex Partners owed DeepFlex $40,490,000 aggregate principal amount of PIK Notes which comprises the long term note receivable from affiliate on the accompanying consolidated balance sheet. The PIK Notes from DeepFlex Partners bore interest at 12% per annum, payable quarterly, and were due on March 31, 2002.

     Interest was paid under certain circumstances by the issuance of additional PIK Notes. The PIK Notes were subordinate to all indebtedness incurred by DeepFlex Partners and were secured by a first mortgage on the FPS Laffit Pincay. On September 30, 1996, RIGCO acquired the FPS Laffit Pincay from DeepFlex Partners for the assumption of the then outstanding PIK Notes payable to DeepFlex of $40,056,000. Interest income related to the PIK Notes totaled $1,195,000 and $5,790,000 for the years ended June 30, 1997 and 1996, respectively.

NOTE 5 -- EQUITY INVESTMENTS:

     At June 30, 1997, the Company owned 26% of Tatham Offshore's Series A 12% Convertible Exchangeable Preferred Stock ("Series A Preferred Stock"), 76% of Tatham Offshore's Series C 4% Convertible Exchangeable Preferred Stock ("Series C Preferred Stock") and 86% of Tatham Offshore's Mandatory Redeemable Preferred Stock. See Note 11. In June 1997, the Company reserved its investment in Tatham Offshore's Series A, Series C and Mandatory Redeemable Preferred Stocks which is included in loss on investments on the accompanying consolidated statement of operations. The Company's investment in Tatham Offshore, DeepFlex Partners and Deepwater Drillers totaled $9,671,000, $1,258,000 and $1,010,000, respectively, at June 30, 1996.

     The summarized financial information for the Company's significant investments in unconsolidated subsidiaries which are accounted for using the equity method is as follows:

                            SUMMARIZED BALANCE SHEET

                                                 DEEPWATER DRILLERS     DEEPFLEX PARTNERS
                                                 -------------------   -------------------
                                                 JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                 1997(a)      1996     1997(b)      1996
                                                 --------   --------   --------   --------
Current assets.................................  $    --    $    --    $    --    $   659
Noncurrent assets..............................       --     19,554         --     42,403
Current liabilities............................       --     17,528         --         57
Noncurrent liabilities.........................       --         --         --     40,490

---------------

(a)  On September 30, 1996, Deepwater Drillers was merged with and into RIGCO.

(b) Effective September 30, 1996, RIGCO acquired the FPS Laffit Pincay for the assumption of all PIK Notes then outstanding of $40,056,000. Accordingly, at June 30, 1997, the FPS Laffit Pincay is included in property and equipment on the Company's consolidated balance sheet.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                    SUMMARIZED HISTORICAL OPERATING RESULTS
                                 (IN THOUSANDS)

                                                               DEEPFLEX PARTNERS
                                                              YEAR ENDED JUNE 30,
                                                              --------------------
                                                              1997(a)       1996
                                                              --------    --------
Operating revenue...........................................  $ 4,448     $ 4,668
Other income................................................      179       5,130
Operating expenses..........................................   (2,805)     (3,927)
Depreciation................................................     (504)       (760)
Impairment, abandonment and other...........................   (2,645)         --
Other expenses..............................................   (1,195)     (2,491)
                                                              -------     -------
Net (loss) income...........................................   (2,522)      2,620
Ownership percentage........................................       50%         50%
                                                              -------     -------
Equity in (losses) earnings.................................  $(1,261)    $ 1,310
                                                              =======     =======

---------------

(a) Effective September 30, 1996, RIGCO acquire the FPS Laffit Pincay from DeepFlex Partners. Accordingly, activity related to the operations of the FPS Laffit Pincay for the period from October 1, 1996 through June 30, 1997 is included in the Company's consolidated statement of operations.

NOTE 6 -- INDEBTEDNESS:

     Outstanding indebtedness is comprised of the following:

                                                     JUNE 30, 1997         JUNE 30, 1996
                                                  -------------------   -------------------
                                                  CURRENT   LONG-TERM   CURRENT   LONG-TERM
                                                  -------   ---------   -------   ---------
Highwood Notes..................................  $    --    $    --    $ 8,241    $    --
Term Loan.......................................       --         --      6,069      5,931
RIGCO Credit Facility...........................    7,893     68,357         --         --
Wilrig AS promissory notes......................       --         --         --     11,000
Note payable to parent..........................   67,046         --     38,105         --

HIGHWOOD NOTES

     Prior to June 30, 1996, DeepFlex issued promissory notes to Highwood Partners (the "Highwood Notes") for an aggregate principal amount of $8,241,000 which funds were advanced to Deepwater Drillers in exchange for Promissory Notes (Note 4). The Company retired the Highwood Notes in connection with obtaining the RIGCO Credit Facility discussed below. The Highwood Notes were secured by a mortgage on the FPS Bill Shoemaker, the Promissory Notes issued to the Company by Deepwater Drillers and a portion of the PIK Notes, bore interest at 12% per annum, payable quarterly and were due March 31, 1997. Interest expense for the years ended June 30, 1997 and 1996 totaled $23,000 and $510,000, respectively.

TERM LOAN

     In February 1996, DeepFlex entered into a term loan agreement to borrow $12 million (the "Term Loan") from a syndicate of commercial lenders. The Term Loan bore interest at 12% per annum, payable monthly, was due on July 15, 1997 and was secured by substantially all tangible and intangible assets owned by DeepFlex. In addition, the lenders required an assignment by DeepFlex of the first preferred ship mortgage on the FPS Laffit Pincay. In connection with the Term Loan, DeepTech issued to the lenders

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

warrants to purchase an aggregate of up to 2,666,667 shares of DeepTech common stock at $4.50 per share. One of the lenders, Citibank, N.A., required that Mr. Thomas P. Tatham (the Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of DeepTech) guarantee $6,000,000 of the Term Loan. In exchange for Mr. Tatham agreeing to guarantee a portion of the Term Loan, Mr. Tatham received from Citibank, N.A. warrants to purchase 333,333 shares of DeepTech common stock, twenty-five percent of the loan fees payable by DeepFlex to Citibank, N.A. and a quarterly fee equal to 50 basis points per annum for the period the guaranty was outstanding. Proceeds from the Term Loan were utilized to repay $3,492,000 of the Short-Term Notes, discussed below, for expenses incurred in connection with the Term Loan and for working capital and general corporate requirements. The Company retired the Term Loan in connection with obtaining the RIGCO Credit Facility discussed below. Interest expense and amortization of debt issue costs related to the Term Loan for the years ended June 30, 1997 and 1996 totaled $850,000 and $783,000, respectively.

RIGCO CREDIT FACILITY

     On September 30, 1996, RIGCO entered into a $65 million senior secured credit facility with a syndicate of lenders (the "RIGCO Credit Facility"). Proceeds from the RIGCO Credit Facility were used to acquire the FPS Bill Shoemaker, to fund significant upgrades to the FPS Bill Shoemaker, and to retire the Highwood Notes and the Term Loan. In April 1997, the RIGCO Credit Facility was amended to provide for an additional $12,000,000 to fund the remaining refurbishments and upgrades to the FPS Bill Shoemaker. The RIGCO Credit Facility was amended in July 1997 to revise certain covenants. The RIGCO Credit Facility
(i) matures on September 30, 1998, (ii) bears interest at the prime rate plus 3% per annum (11.5% at June 30, 1997), payable quarterly, (iii) is secured by all tangible and intangible assets of RIGCO including the two semisubmersible drilling rigs, (iv) requires a quarterly principal payment of excess cash flow as defined in the credit agreement with a minimum principal amortization of $250,000 per quarter beginning on December 31, 1996 and (v) is subject to customary conditions and covenants, including the maintenance of a minimum level of working capital. As of June 30, 1997, amounts outstanding under the RIGCO Credit Facility totaled $76,250,000. Debt issue costs related to the RIGCO Credit Facility of $4,400,000 were capitalized and are being amortized over the two-year life of the credit facility. Interest incurred and amortization of debt issue costs related to the RIGCO Credit Facility totaled $7,282,000 for the year ended June 30, 1997. The construction fund collateral account on the accompanying consolidated balance sheet represents remaining funds available from the RIGCO Credit Facility which were restricted for use related to the refurbishment and upgrade of the FPS Bill Shoemaker. In connection with providing the RIGCO Credit Facility, lending syndicate members were issued warrants to purchase an aggregate of 5% of RIGCO's outstanding equity.

     As required by the RIGCO Credit Facility, RIGCO purchased an interest rate cap from a financial institution which established a maximum rate of 11.74% per annum on $36.5 million of outstanding principal for the remaining term of the credit facility.

     The Company is currently in negotiation with the lenders to refinance this credit facility.

WILRIG AS PROMISSORY NOTES

     In November 1994, the Company acquired from Wilrig AS ("Wilrig") a semisubmersible drilling rig, the FPS Eddie Delahoussaye (Note 3). In connection with this acquisition, the Company obtained an option to acquire the FPS Bill Shoemaker (Note 1) from Wilrig. As consideration, DeepTech and the Company issued to Wilrig (i) promissory notes in the aggregate principal amount of $11,000,000 (the "Wilrig Notes") due December 1997 and (ii) warrants which granted Wilrig the right to exchange the principal and interest

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

outstanding under the promissory notes for common stock of DeepTech at the rate of $10.00 per share up to a maximum of 1,100,000 shares (the "Wilrig Warrants"). Interest expense related to this debt was payable quarterly at 10% per annum and totaled $617,000 and $1,100,000 for the years ended June 30, 1997 and 1996, respectively. DeepFlex transferred the FPS Eddie Delahoussaye to DeepFlex Partners in exchange for PIK notes in March 1995. On January 23, 1997, DeepTech assumed the Wilrig Notes from the Company by increasing the note payable to DeepTech discussed below and agreed to assign the Wilrig Warrants to Mr. Tatham.

NOTE PAYABLE TO DEEPTECH

     Advances made to the Company by DeepTech are evidenced by an unsecured line of credit, are due on demand and, if no demand is made, on November 14, 2000 and bear interest at 14.5% per annum. Interest expense related to outstanding advances totaled $7,577,000 and $5,826,000 for the years ended June 30, 1997 and 1996, respectively. See Note 9. DeepTech may, at its sole discretion, make additional advances at the request of the Company. See Note 11.

NOTES PAYABLE TO AFFILIATES

     In January 1996, the Company issued $3,415,000 in unsecured notes payable (the "Short-Term Notes") bearing interest at 18% per annum and due on February 15, 1996 to affiliates of DeepTech in settlement of interest which was due on January 1, 1996 that was related to DeepTech's affiliate indebtedness. DeepFlex paid the Short-Term Notes in February 1996 as discussed above. Interest expense related to this debt totaled $77,000 for the year ended June 30, 1996.

NOTE 7 -- RELATED PARTY TRANSACTIONS:

     DeepTech has entered into management agreements with each of its subsidiaries, including DeepFlex, pursuant to which each affiliate is charged an annual management fee in exchange for operational, financial, accounting and administrative services. The management fee is intended to reimburse DeepTech for the estimated costs of services provided to each affiliate. Effective July 1, 1995, November 1, 1995 and July 1, 1996, the management agreement was amended to provide for an annual management fee of 7.5%, 18.8% and 18%, respectively, of DeepTech's unreimbursed overhead. For the years ended June 30, 1997 and 1996, DeepFlex incurred $2,458,000 and $2,078,000, respectively, under this management agreement of which DeepFlex charged $171,000 and $317,000, respectively, to DeepFlex Partners pursuant to a management agreement between DeepFlex and DeepFlex Partners whereby DeepFlex provided operational, financial, accounting and administrative services to DeepFlex Partners. Management fees charged to DeepFlex by DeepTech for the years ended June 30, 1997 and 1996 are included in the note payable to DeepTech (Note 6) as DeepFlex did not make cash payments of management fees to DeepTech during such periods. See Notes 9 and 11.

     On June 30, 1996, DeepFlex exercised 4,670,957 Tatham Offshore warrants to purchase an equal number of shares of Tatham Offshore Series A Preferred Stock for $1.00 per share by increasing its note payable to DeepTech by $4,670,957. DeepTech, in turn, offset its then outstanding receivable from Tatham Offshore for costs allocated under its management agreement by $4,670,957.

     In February 1996, the FPS Laffit Pincay began providing contract drilling services to Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), an affiliate of DeepTech, which included the drilling and completion of the Garden Banks Block 117 #2 well in the Gulf of Mexico. As a result of RIGCO acquiring the FPS Laffit Pincay in September 1996, RIGCO assumed this drilling contract. For the year ended June 30, 1997, the Company's operating revenue included $10,779,000 related to these services provided to Leviathan. For the

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

period from February 1996 through September 30, 1996, DeepFlex Partners reported operating revenue of $9,116,000 related to these services.

     In connection with the sale of the FPS Eddie Delahoussaye (Note 3), Mr. Tatham was awarded a $200,000 bonus which he deferred under the DeepTech deferred compensation arrangement. The DeepTech deferred compensation arrangement required Mr. Tatham to defer all of his cash salary and entitled him to receive options to purchase a number of shares of either DeepTech or Tatham Offshore or preference units of Leviathan equal to 300% of his cash salary divided by the lesser of the closing price on June 30, 1995 (DeepTech -- $4.00, Tatham Offshore -- $35.00 and Leviathan -- $11.875) or the average closing price for the applicable month. On September 25, 1995, Mr. Tatham exercised his options under DeepTech's deferred compensation arrangement and received 150,000 shares of DeepTech common stock at an option price of $4.00 per share. This $600,000 bonus is included in general and administrative expenses for the year ended June 30, 1996 on the accompanying consolidated statement of operations.

     In connection with the issuance of the Highwood Notes (Note 6), DeepTech granted Highwood Partners warrants to acquire 472,973 shares of DeepTech common stock at $5.00 per share until December 5, 1997. Highwood Partners assigned such warrants to Westgate International, L.P. ("Westgate") who exercised all of these warrants on September 30, 1996 to acquire 472,973 shares of DeepTech common stock. In June 1997, DeepTech registered the shares of common stock acquired by Westgate pursuant to the warrant agreement. As of June 30, 1997, Westgate, Elliott Associates, L.P. and Martley International, Inc., which are entities under common control with Highwood Partners, owned a total of 472,973 shares of DeepTech common stock and 6,037,784 shares of Tatham Offshore Series A Preferred Stock. See Notes 4 and 6.

     In June 1997, RIGCO factored $1,300,000 of its accounts receivable to DeepTech in order to fund certain obligations. RIGCO agreed to pay DeepTech 1% per month of the outstanding accounts receivable balance until collected by DeepTech. DeepTech collected all of the factored accounts receivable subsequent to June 30, 1997.

     In December 1996, DeepFlex exercised 1,016,957 Tatham Offshore warrants to acquire shares of Tatham Offshore's Series C Preferred Stock at $1.00 per share. The remaining 4,312,086 Tatham Offshore warrants held by DeepFlex were automatically converted into 4,312,086 shares of Tatham Offshore's Mandatory Redeemable Preferred Stock on January 1, 1997. See Notes 5 and 11.

NOTE 8 -- INCOME TAXES:

     The Company has been and will be included in the consolidated federal income tax returns filed by DeepTech. DeepFlex and DeepTech have entered into a tax sharing agreement providing for the manner of determining payments with respect to federal income tax liabilities (Note 2).

     There were no intercompany charges for federal income taxes for the period ended June 30, 1997 and 1996.

     No amounts were currently due for federal income taxes at June 30, 1997 or 1996.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's deferred income tax liabilities (assets) at June 30, 1997 and 1996 consist of net operating loss ("NOL") carryforwards and the tax effect of timing differences between financial and tax reporting related to the recognition of certain amounts as follows:

                                                                   JUNE 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
Depreciable/amortizable assets..............................  $(4,772)   $  (134)
  Gross deferred liability..................................   (4,772)      (134)
                                                              -------    -------
Investment in Tatham Offshore...............................    3,923         --
NOL carryforwards...........................................    7,640      1,218
                                                              -------    -------
  Gross deferred asset......................................   11,563      1,218
                                                              -------    -------
Net deferred tax asset......................................    6,791      1,084
Valuation allowances........................................   (6,791)    (1,084)
                                                              -------    -------
                                                              $    --    $    --
                                                              =======    =======

     Because of the Company's cumulative losses, valuation allowances of $6,791,000 and $1,084,000 at June 30, 1997 and 1996, respectively, were provided against the net deferred tax assets. Although substantial changes in a company's ownership can result in an annual limitation on the utilization of federal income tax NOL carryforwards, it is not anticipated that this restriction will significantly affect the utilization of the Company's NOL carryforwards under its intercompany tax sharing agreement with DeepTech.

NOTE 9 -- SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CASH FLOWS:

CASH PAID, NET OF AMOUNTS CAPITALIZED, DURING EACH OF THE PERIODS PRESENTED

                                                                YEAR ENDED
                                                                 JUNE 30,
                                                              --------------
                                                              1997     1996
                                                              ----    ------
                                                              (IN THOUSANDS)
Interest....................................................  $445    $4,618
Taxes.......................................................  $ --    $   --

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                              YEAR ENDED JUNE 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Additions to property and equipment (Note 3)................  $(40,000)   $     --
Acquisition of accounts receivable (Note 3).................       (56)         --
Assumption of PIK Notes (Note 3)............................    40,056          --
Warrants issued in connection with the RIGCO Credit Facility
  (Note 6)..................................................       250          --
Investment in Tatham Offshore (Note 4)......................        --      (5,000)
Reduction of note receivable from Tatham Offshore (Note
  4)........................................................        --       5,000
Issuance of notes payable (Note 6)..........................        --       3,415
Decrease in note payable to DeepTech (Note 6)...............        --      (3,415)
Investment in Series A Preferred Stock (Note 7).............        --      (4,671)
Increase in note payable to DeepTech (Note 7)...............    11,000       4,671
Conveyance of note payable (Note 6).........................   (11,000)         --
Increase in note payable to DeepTech related to interest
  expense (Note 6)..........................................     7,577       5,826
Increase in note payable to DeepTech related to management
  fees (Note 7).............................................     2,458       2,078
Increase in note payable to DeepTech related to bonus
  awarded to Mr. Tatham (Note 7)............................        --         600
Increase in PIK Note from DeepFlex Partners related to
  interest income (Note 4)..................................    (1,195)     (5,790)
Increase in PIK Note from DeepFlex Partners related to
  management fees (Note 7)..................................      (122)       (317)
Increase in PIK Note from DeepFlex Partners related to
  settlement of certain acquisition costs...................        --        (531)
Sale of semisubmersible drilling rigs (Note 3)..............        --      14,763
Increase in PIK Note from DeepFlex Partners (Note 3)........        --     (14,763)
Repayment of PIK Note from DeepFlex Partners (Note 3).......        --      14,708

NOTE 10 -- COMMITMENTS AND CONTINGENCIES:

     In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or the results of operations of the Company.

NOTE 11 -- SUBSEQUENT EVENTS:

     In February 1998, DeepFlex exchanged its 1,016,957 shares of Tatham Offshore Series C Preferred Stock for 406,783 Tatham Offshore exchange warrants and immediately converted these exchange warrants into 406,783 shares of Tatham Offshore common stock at $6.53 per share for a total cost of $2,656,000. Tatham Offshore used the proceeds to redeem all of the 4,991,377 shares of Mandatory Redeemable Preferred Stock outstanding at $0.50 per share as required under the terms of the Mandatory Redeemable Preferred Stock issue. DeepFlex received $2,156,000 as a result of this redemption by Tatham Offshore.

     In March 1998, DeepFlex transferred all of its shares of Tatham Offshore Series A Preferred Stock (Notes 5 and 7) and common stock (discussed above) to DeepTech in satisfaction of $12,000,000 under its unsecured line of credit with DeepTech.

                       DEEPFLEX PRODUCTION SERVICES, INC.
                                AND SUBSIDIARIES
                 (A SUBSIDIARY OF DEEPTECH INTERNATIONAL INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     On March 2, 1998, DeepTech announced that its Board of Directors and a majority of its stockholders had approved entering into a definitive merger agreement with El Paso Natural Gas Company (the "Merger"), expected to close in June or July 1998. Prior to the Merger, shares of Tatham Offshore common stock and Series A Preferred Stock currently held by DeepTech will be offered to the stockholders of DeepTech in a rights offering. In connection with the Merger, DeepTech will contribute to the capital of DeepFlex all of its remaining amounts due from DeepFlex under an intercompany line of credit, except for $8,000,000, prior to contributing all of the outstanding shares of capital stock of DeepFlex to Tatham Offshore. Upon completion of this transaction, the Company will be a wholly-owned subsidiary of Tatham Offshore. Further, DeepTech will exchange the remaining $8,000,000 due from DeepFlex under an intercompany line of credit for Tatham Offshore's assignment to DeepTech of all of the outstanding shares of capital stock of Tatham Offshore Development, Inc. which owns leases covering Ewing Bank Blocks 958, 959, 1002 and 1003 located in the Gulf of Mexico.

                                   Item 7(b)

Unaudited pro forma condensed consolidated financial statements of Tatham Offshore, Inc. and its subsidiaries at and for the nine months ended March 31, 1998 and for the year ended June 30, 1997.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements at and for the nine months ended March 31, 1998 and for the year ended June 30, 1997 have been prepared based on the historical consolidated balance sheet and statement of operations of Tatham Offshore, Inc. and its subsidiaries ("Tatham Offshore"). The historical balance sheet and statement of operations were adjusted to give effect to the transactions identified below (the "Transactions"). The balance sheet was adjusted by giving effect to the Transactions as if they had occurred on March 31, 1998. The statements of operations for the nine months ended March 31, 1998 and for the year ended June 30, 1997 were adjusted by giving effect to the Transactions as if they had occurred on July 1, 1997 and July 1, 1996, respectively.

     Tatham Offshore, 94%-owned by DeepTech International Inc. ("DeepTech") which is a diversified energy company, is currently engaged in exploration and production activities in the flextrend and deepwater areas of the Gulf of Mexico (the "Gulf") and is pursuing energy related opportunities in Atlantic Canada, including substantial natural gas gathering and transmission facilities and related energy infrastructure. DeepFlex Production Services, Inc. ("DeepFlex"), a wholly-owned subsidiary of DeepTech, through its subsidiaries, focuses on the acquisition and deployment of semisubmersible drilling rigs for contract drilling services. DeepFlex owns and operates two semisubmersible drilling rigs, the FPS Bill Shoemaker and the FPS Laffit Pincay.

     The pro forma financial information gives effect to the following
Transactions:

          (1) The Boards of Directors of El Paso Natural Gas Company ("El Paso") and DeepTech and a majority of DeepTech stockholders have approved a definitive merger agreement (the "Merger"). Prior to and in connection with the Merger, the following events will occur. In March 1998, DeepFlex conveyed to DeepTech all of its equity ownership in Tatham Offshore (including 406,783 shares of common stock and 4,670,957 shares of Series A 12% Convertible Exchangeable Preferred Stock ("Series A Preferred Stock")) as satisfaction of $12 million of the amount DeepFlex owes to DeepTech under an intercompany line of credit. DeepTech will offer all of the shares of Tatham Offshore common stock and Series A Preferred Stock held by DeepTech, including the equity conveyed by DeepFlex in March 1998, to the stockholders of DeepTech in a rights offering. Additionally, DeepTech will contribute to the capital of DeepFlex all of its remaining amounts due from DeepFlex under an intercompany line of credit, except for $8.0 million, prior to contributing all of the outstanding shares of capital stock of DeepFlex to Tatham Offshore. Further, DeepTech will exchange the remaining $8.0 million due from DeepFlex for Tatham Offshore's assignment to DeepTech of all of the outstanding shares of capital stock of Tatham Offshore Development, Inc. ("Tatham Development") which owns leases covering Ewing Bank Blocks 958, 959, 1002 and 1003 located in the Gulf.

          (2) Additionally, in connection with the Merger, Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), effectively owned 23.2% by DeepTech and 27.3% by El Paso after the Merger, has agreed to exchange 7,500 shares of Tatham Offshore Series B 9% Senior Convertible Preferred Stock ("Senior Preferred Stock") currently held by the Partnership for 100% of Tatham Offshore's right, title and interest in and to its remaining oil and gas assets located in the Gulf. Tatham Offshore has agreed to pay an amount to the Partnership at closing equal to the net cash generated from these properties, if any, from January 1, 1998 through the closing date and the Partnership has agreed to assume all abandonment and restoration obligations associated with these assets.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Tatham Offshore's consolidated financial condition or results of operations that might have occurred had the Transactions been completed at the beginning of the period or as of the date specified, and do not purport to indicate Tatham Offshore's consolidated financial position or results of operations for any future period or at any future date. The unaudited pro forma condensed consolidated financial statements should be read in the context of the related historical consolidated financial statements and notes thereto appearing elsewhere in this Prospectus.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                          DEEPFLEX       PRO FORMA
                                          HISTORICAL    PRO FORMA(A)    ADJUSTMENTS      PRO FORMA
                                          ----------    ------------    -----------      ---------
Current assets:
  Cash and cash equivalents.............  $   2,309       $    580       $     --        $   2,889
  Accounts receivable...................        916          7,441             --            8,357
  Prepaid assets........................        116            165             --              281
                                          ---------       --------       --------        ---------
          Total current assets..........      3,341          8,186             --           11,527
                                          ---------       --------       --------        ---------
Property and equipment:
  Oil and gas properties, at cost.......     51,919             --        (22,079)(b)           --
                                                                          (29,840)(c)
  Semisubmersible drilling rigs.........         --        133,813             --          133,813
                                          ---------       --------       --------        ---------
                                             51,919        133,813        (51,919)         133,813
  Less: Accumulated depreciation,
     depletion, amortization and
     impairment.........................     24,374          5,320        (24,374)(c)        5,320
                                          ---------       --------       --------        ---------
     Property and equipment, net........     27,545        128,493        (27,545)         128,493
                                          ---------       --------       --------        ---------
Deferred costs..........................     10,428             --             --           10,428
Debt issue costs, net...................         --          1,157             --            1,157
                                          ---------       --------       --------        ---------
          Total assets..................  $  41,314       $137,836       $(27,545)       $ 151,605
                                          =========       ========       ========        =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities........................  $   3,527       $  4,077       $     --        $   7,604
  Notes payable.........................         --         64,841             --           64,841
  Note payable to DeepTech..............         --          8,000         (8,000)(b)           --
                                          ---------       --------       --------        ---------
          Total current liabilities.....      3,527         76,918         (8,000)          72,445
Other noncurrent liabilities............      7,229             --           (400)(b)           --
                                                                           (6,829)(c)
                                          ---------       --------       --------        ---------
          Total liabilities.............     10,756         76,918        (15,229)          72,445
                                          ---------       --------       --------        ---------
Minority interests in consolidated
  subsidiaries..........................         --            250             --              250
                                          ---------       --------       --------        ---------
Stockholders' equity:
  Preferred stock.......................        180             --             --(c)           180(d)(f)
  Common stock..........................        300             --             --              300(e)(f)
  Additional paid-in capital............    146,520         64,976        (14,422)(b)      198,437
                                                                            1,363(c)
  Accumulated deficit...................   (116,442)        (4,308)           743(b)      (120,007)
                                          ---------       --------       --------        ---------
                                             30,558         60,668        (12,316)          78,910(g)
                                          ---------       --------       --------        ---------
          Total liabilities and
            stockholders' equity........  $  41,314       $137,836       $(27,545)       $ 151,605
                                          =========       ========       ========        =========

    The accompanying notes are an integral part of this financial statement.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                DEEPFLEX
                                                                   PRO       PRO FORMA
                                                   HISTORICAL   FORMA(A)    ADJUSTMENTS    PRO FORMA
                                                   ----------   ---------   -----------    ---------
Revenue:
  Drilling services..............................   $    --      $51,257      $    --       $51,257
  Oil and gas sales..............................     9,276           --       (9,276)(b)        --
                                                    -------      -------      -------       -------
                                                      9,276       51,257       (9,276)       51,257
                                                    -------      -------      -------       -------
Costs and expenses:
  Production, operating and exploration
     expenses....................................     4,253       25,224       (4,196)(b)    25,224
                                                                                  (57)(c)
  Depreciation, depletion and amortization.......     3,125        3,914       (3,125)(b)     3,914
  Management fee and general and administrative
     expenses....................................     4,364        2,396          (55)(b)     6,700
                                                                                   (5)(c)
                                                    -------      -------      -------       -------
                                                     11,742       31,534       (7,438)       35,838
                                                    -------      -------      -------       -------
Operating (loss) income..........................    (2,466)      19,723       (1,838)       15,419
Interest income..................................       205          231           --           436
Interest and other financing costs...............        --       (7,641)          --        (7,641)
Interest expense -- affiliates...................    (1,743)          --        1,743(d)         --
                                                    -------      -------      -------       -------
Net (loss) income................................    (4,004)      12,313          (95)        8,214(f)
Preferred stock dividends........................    (2,829)          --          506(e)     (2,323)
                                                    -------      -------      -------       -------
Net (loss) income available to common
  shareholders...................................   $(6,833)     $12,313      $   411       $ 5,891
                                                    =======      =======      =======       =======
Weighted average number of shares outstanding....    13,083                                  13,083
                                                    =======                                 =======
Basic net (loss) income per common share.........   $ (0.52)                                $  0.45
                                                    =======                                 =======
Diluted number of shares.........................    13,083                                  18,019
                                                    =======                                 =======
Diluted net (loss) income per common share.......   $ (0.52)                                $  0.33
                                                    =======                                 =======

    The accompanying notes are an integral part of this financial statement.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            DEEPFLEX        PRO FORMA
                                            HISTORICAL    PRO FORMA(G)     ADJUSTMENTS      PRO FORMA
                                            ----------    -------------    -----------      ---------
Revenue:
  Drilling services.......................   $     --        $19,057        $     --         $19,057
  Oil and gas sales.......................     20,723             --         (20,723)(b)          --
                                             --------        -------        --------         -------
                                               20,723         19,057         (20,723)         19,057
                                             --------        -------        --------         -------
Costs and expenses:
  Production, operating and exploration
     expenses.............................      9,007         10,840          (8,927)(b)      10,840
                                                                                 (80)(c)
  Depreciation, depletion and
     amortization.........................      5,364          1,723          (4,964)(b)       1,723
                                                                                (400)(c)
  Impairment, abandonment and other.......     41,674             --         (41,674)(b)          --
  Management fee and general and
     administrative expenses..............      4,846          2,336            (185)(b)       6,915
                                                                                 (82)(c)
                                             --------        -------        --------         -------
                                               60,891         14,899         (56,312)         19,478
                                             --------        -------        --------         -------
Operating (loss) income...................    (40,168)         4,158          35,589            (421)
Interest income...........................        571            915              --           1,486
Interest and other financing costs........         --         (1,610)             --          (1,610)
Interest expense -- affiliates............     (8,374)            --           8,374(d)           --
                                             --------        -------        --------         -------
Net (loss) income.........................    (47,971)         3,463          43,963            (545)
Preferred stock dividends.................     (3,920)            --             675(e)       (3,245)
                                             --------        -------        --------         -------
Net (loss) income available to common
  shareholders............................   $(51,891)       $ 3,463        $ 44,638         $(3,790)
                                             ========        =======        ========         =======
Weighted average number of shares
  outstanding.............................      2,665                                          2,665
                                             ========                                        =======
Basic and diluted net loss per common
  share...................................   $ (19.47)                                       $ (1.42)
                                             ========                                        =======

    The accompanying notes are an integral part of this financial statement.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements have been prepared to reflect the Transactions described on page F-2 and the application of the adjustments to the historical amounts as described below. The exchange Transaction amounts were based on negotiated values as determined by DeepTech and El Paso and were generally accounted for in the pro forma financial information at the net book value since the parties were under the common control of DeepTech.

BALANCE SHEET

(a) To record the Transactions resulting in DeepTech's contribution of all of the outstanding shares of capital stock of DeepFlex to Tatham Offshore.

              DEEPFLEX PRODUCTION SERVICES, INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                                         PRO FORMA
                                                          HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                          ----------    -----------    ---------
   Current assets:
     Cash and cash equivalents..........................   $    580      $     --      $    580
     Accounts receivable................................      7,441            --         7,441
     Prepaid assets.....................................        165            --           165
                                                           --------      --------      --------
             Total current assets.......................      8,186            --         8,186
                                                           --------      --------      --------
   Property and equipment:
     Semisubmersible drilling rigs......................    133,813            --       133,813
     Less: Accumulated depreciation.....................      5,320            --         5,320
                                                           --------      --------      --------
     Property and equipment, net........................    128,493            --       128,493
                                                           --------      --------      --------
   Debt issue costs, net................................      1,157            --         1,157
                                                           --------      --------      --------
             Total assets...............................   $137,836      $     --      $137,836
                                                           ========      ========      ========

                          LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

   Accounts payable and accrued liabilities.............   $  4,077      $     --      $  4,077
   Notes payable........................................     64,841            --        64,841
   Note payable to DeepTech.............................     72,974(1)    (64,974)(2)     8,000
                                                           --------      --------      --------
             Total liabilities..........................    141,892       (64,974)       76,918
                                                           --------      --------      --------
   Minority interest in consolidated subsidiaries.......        250            --           250
                                                           --------      --------      --------
   Stockholder's (deficit) equity:
     Common stock.......................................         --            --            --
     Additional paid in capital.........................          2        64,974(2)     64,976
     Accumulated deficit................................     (4,308)           --        (4,308)
                                                           --------      --------      --------
                                                             (4,306)       64,974        60,668
                                                           --------      --------      --------
                                                           $137,836      $     --      $137,836
                                                           ========      ========      ========

     --------------------

     (1) Includes the results of the conveyance by DeepFlex of all of its equity ownership in Tatham Offshore (including 406,783 shares of common stock and 4,670,957 shares of Series A Preferred Stock) to DeepTech as satisfaction of $12 million of the amount owed to DeepTech under an intercompany line of credit.

     (2) To record DeepTech's contribution to the capital of DeepFlex all of the remaining amounts due to DeepTech under an intercompany line of credit, except for $8,000,000. See note (b) below.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (2) To record DeepTech's contribution to the capital of DeepFlex all of the remaining amounts due to DeepTech under an intercompany line of credit, except for $8,000,000. See note (b) below.

(b) To record DeepTech's exchange of the remaining $8,000,000 due from DeepFlex for Tatham Offshore's assignment to DeepTech of all of the outstanding shares of capital stock of Tatham Development.

   Tatham Offshore's investment in Tatham Development:
     Oil and gas properties....................................  $ 22,079,000
     Abandonment obligations...................................      (400,000)
     Accumulated deficit.......................................       743,000
                                                                 ------------
             Net investment....................................    22,422,000
   Forgiveness of amount due to DeepTech.......................    (8,000,000)
                                                                 ------------
   Reduction of paid-in capital................................  $ 14,422,000
                                                                 ============

(c) To record Tatham Offshore's redemption of the Senior Preferred Stock held by the Partnership in exchange for the assignment to the Partnership of Tatham Offshore's remaining oil and gas properties located in the Gulf. See Transactions described in (1) and (2) on page F-2.

   Tatham Offshore's assets and liabilities conveyed:
     Oil and gas properties....................................  $ 29,840,000
     Accumulated depreciation, depletion, amortization and
        impairment.............................................   (24,374,000)
     Other noncurrent liabilities..............................    (6,829,000)
                                                                 ------------
     Increase in paid-in capital...............................  $ (1,363,000)
                                                                 ============

(d) The aggregate number of issued shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not exceed 25,120,948 shares at any given time. As of May 15, 1998, the number of shares outstanding was 17,557,648 shares of Series A Preferred Stock, 74,379 shares of Series B Preferred Stock and 321,205 shares of Series C Preferred Stock.

(e) Excludes (i) 400,000 shares of common stock reserved for issuance under Tatham Offshore's employee stock option plan, pursuant to which options covering 102,500 shares have been granted at a weighted average price of $4.51 per share and (ii) 100,000 shares of common stock reserved for issuance under Tatham Offshore's director stock option plan, pursuant to which options covering 34,000 shares have been granted at a weighted average of $5.86 per share.

(f) To the extent that no more than $75 million of proceeds are received from the Rights Offering, Tatham Offshore has agreed to purchase the remaining unsubscribed shares of Tatham Offshore common stock and Series A Preferred Stock. The number of shares of common stock and Series A Preferred Stock subject to this purchase agreement will not exceed 3,926,756 and 653,347, respectively. After the purchase by Tatham Offshore, DeepTech, subject to certain limitations, will contribute the proceeds from such purchase to Tatham Offshore.

(g) Tatham Offshore will receive no proceeds from the Rights Offering unless DeepTech stockholders and/or an affiliate of Tatham Offshore exercise Rights which generate net proceeds to DeepTech in excess of $75 million. In such event, Tatham Offshore will receive any amounts in excess of $75 million (which could reach a maximum of approximately $12.2 million), which amounts will be used, first, to satisfy certain estimated tax liabilities and, second, for general corporate purposes.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

STATEMENT OF OPERATIONS

(a) To adjust historical results of operations to reflect the drilling operations of DeepFlex contributed by DeepTech to Tatham Offshore in connection with the Merger as if such events had occurred at the beginning of the period.

              DEEPFLEX PRODUCTION SERVICES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                           PRO FORMA
                                                            HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                            ----------    -----------    ---------
   Drilling services......................................   $51,257        $    --       $51,257
                                                             -------        -------       -------
   Costs and expenses:
     Operating expenses...................................    25,224             --        25,224
     Depreciation.........................................     3,914             --         3,914
     General and administrative expenses..................     2,396             --         2,396
                                                             -------        -------       -------
                                                              31,534             --        31,534
                                                             -------        -------       -------
   Operating income (loss)................................    19,723             --        19,723
   Gain on investment.....................................    11,500        (11,500)(1)        --
   Interest income........................................       231             --           231
   Interest expense.......................................    (7,641)            --        (7,641)
   Interest expense -- affiliates.........................    (8,145)         8,145(2)         --
                                                             -------        -------       -------
   Net income.............................................   $15,668        $(3,355)      $12,313(3)
                                                             =======        =======       =======

     --------------------

     (1) Exclude non-recurring gains related to an investment in Tatham Offshore as this gain would not have been recorded had the Transaction described in (1) on page F-2 occurred at the beginning of the period presented. See footnote (g)(4) on page F-9.

     (2) Affiliate interest expense was eliminated as had the Transaction described in (1) on page F-2 occurred on July 1, 1997, DeepFlex would not have incurred these charges. As a condition precedent to closing, all of DeepFlex' affiliate debt payable to DeepTech will be eliminated.

     (3) Due to net operating tax loss carryforwards and anticipated losses for federal income tax purposes, a pro forma provision for federal income taxes was not recorded.

(b) To reverse historical results of operations related to the assets and liabilities transferred to the Partnership as if such transfer had occurred at the beginning of the period.

(c) To reverse the historical results of operations related to the conveyance of Tatham Development to DeepTech as if such conveyance had occurred at the beginning of the period.

(d) To reverse Tatham Offshore's historical interest expense related to the conversion of $60 million notes payable to DeepTech into common equity on December 17, 1997.

(e) To reverse the preferred dividends related to the Senior Preferred Stock redeemed in conjunction with the conveyance to the Partnership of the remaining oil and gas assets located in the Gulf.

(f) Due to significant net operating tax loss carryforwards and anticipated losses for federal income tax purposes, a pro forma provision for federal income taxes was not recorded.

                     TATHAM OFFSHORE, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(g) To adjust results of operations to reflect the drilling operations of DeepFlex contributed by DeepTech to Tatham Offshore in connection with the Merger as if such events had occurred at the beginning of the period.

              DEEPFLEX PRODUCTION SERVICES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                          PRO FORMA
                                                           HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                           ----------    -----------    ---------
   Drilling services.....................................   $ 14,609       $ 4,448(2)    $19,057
                                                            --------       -------       -------
   Costs and expenses:
     Operating expenses..................................      8,201         2,639(2)     10,840
     Depreciation........................................      1,219           504(2)      1,723
     Losses of equity investee...........................      1,261        (1,261)(1)        --
     General and administrative expenses.................      2,336            --         2,336
                                                            --------       -------       -------
                                                              13,017         1,882        14,899
                                                            --------       -------       -------
   Operating income (loss)...............................      1,592         2,566         4,158
   Loss on investment....................................    (10,688)       10,688(4)         --
   Interest income.......................................        902            13(2)        915
   Interest income -- affiliates.........................      1,199        (1,199)(1)        --
   Interest expense......................................     (2,214)         (908)(2)    (1,610)
                                                                             1,512(5)
   Interest expense -- affiliates........................     (7,577)        7,577(3)         --
                                                            --------       -------       -------
   Net (loss) income.....................................   $(16,786)      $20,249       $ 3,463(6)
                                                            ========       =======       =======

     --------------------

     (1) To reverse equity losses of DeepFlex Production Partners, L.P. ("DeepFlex Partners"), a 50%-owned equity investee of DeepFlex, and interest income from DeepFlex Partners as had DeepFlex acquired 100% of the drilling rig activity at the beginning of the period presented (see footnote (g)(2) below), this activity would not have been recorded. Additionally, DeepFlex would not have had any affiliate indebtedness due to it by DeepFlex Partners.

     (2) To record 100% of the drilling operations of DeepFlex Partners for the three-month period prior to DeepFlex acquiring 100% of the drilling rig assets of DeepFlex Partners.

     (3) Exclude interest expense charged by DeepTech as had the Transaction described in (1) on page F-2 occurred on July 1, 1996, DeepFlex would not have incurred these charges. As a condition precedent to closing, all of DeepFlex' affiliate debt payable to DeepTech will be eliminated.

     (4) Exclude non-recurring losses related to an investment in Tatham Offshore as this loss would not have been recorded had the Transaction described in (1) on page F-2 occurred at the beginning of the period presented. Also, see footnote (a)(1) on page F-8.

     (5) To reverse interest expense related to other debt not related to current operations as calculated below:

                                                   DEBT         INTEREST RATE      PERIOD       INTEREST
                                              (IN THOUSANDS)     (PER ANNUM)     OUTSTANDING    EXPENSE
                                              --------------    -------------    -----------    --------
          Wilrig Notes(1)..................      $11,000             10%          206 days       $  617
          Term Loan(1).....................       12,000             12%           92 days          368
          Debt issue costs primarily
            related to Term Loan(1)........           (2)             --                --          504
          Highwood Notes(1)................          765             12%           92 days           23
                                                                                                 ------
          Total............................                                                      $1,512
                                                                                                 ======

         ------------------------

         (1) See "Note 6 -- Indebtedness" on page F-47 for a further discussion of the indebtedness of DeepFlex.

         (2) Not applicable.

     (6) Due to net operating tax loss carryforwards and anticipated losses for federal income tax purposes, a pro forma provision for federal income taxes was not recorded.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TATHAM OFFSHORE, INC.



Date:  August 28, 1998                    By: /s/ DENNIS A. KUNETKA
                                              -------------------------------
                                              Dennis A. Kunetka
                                              Chief Financial Officer
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                                    EXHIBITS


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       EXHIBIT NO.                                EXHIBIT DESCRIPTION
       -----------                                -------------------
           2.1           Contribution  and  Distribution  Agreement dated  February  27, 1998, among DeepTech  International Inc.,  Tatham Offshore,  Inc., El  Paso
                         Natural Gas Company and DeepFlex Production Services, Inc.
           2.2           Redemption Agreement dated  February 27, 1998, by and between  Tatham
                         Offshore, Inc. and Flextrend Development Company, L.L.C.
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